Exhibit 99.1

NEWS RELEASE
805 SW Broadway	Contact:
Portland, OR 97205	David Dugan (Media Relations)
503.821.5100	503.821.5285
Fax: 503.821.5107	Bill Hebert (Investor Relations)
503.821.5100

FOR RELEASE AT 8:00 A.M. (EDT) THURSDAY, FEBRUARY 5, 2004

LP Reports Fourth Quarter and Year-Ended 2003 Profits

Portland, Ore. (February 5, 2004) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today fourth quarter net income of $171.7 million, or $1.60 per diluted share, on sales from continuing operations of $734 million.  In the fourth quarter of 2002, LP’s net loss was $42.6 million, or $0.41 per diluted share, on sales from continuing operations of $360 million. For the full year of 2003, LP reported net income of $280.5 million, or $2.63 per diluted share, on sales from continuing operations of $2.3 billion compared to a net loss of $62.0 million, or $0.59 per diluted share, on sales from continuing operations of $1.6 billion for 2002.

For the fourth quarter of 2003, income from continuing operations was $171.2 million, or $1.60 per diluted share. In the fourth quarter of 2002, LP’s loss from continuing operations was $28.2 million, or $0.27 per diluted share.  For the full year of 2003, income from continuing operations before cumulative effect of accounting principle was $292.0 million, or $2.74 per diluted share. For the full year of 2002, LP’s loss from continuing operations before cumulative effect of accounting principle was $2.9 million, or $0.03 per diluted share.

“Record pricing for oriented strand board (OSB), strong overall demand for all our building products and solid execution by our operations made 2003 an outstanding year,” said Mark A. Suwyn, LP chairman and chief executive officer.  “We believe our businesses are well positioned to provide excellent operating results in 2004.”

“To ensure continued good results, we are continuing to invest in our core businesses.  We’re implementing a multi-year $250 million capital investment plan to employ the latest technologies in our existing OSB mills, which will further lower costs, improve efficiencies and increase capacity,” stated Suwyn. “We are also proceeding with a new, state of the art OSB mill in British Columbia with our partner Slocan Forest Products and expanding our WeatherBest® decking and SmartSide™ siding businesses to meet growing demand.”

“In 2003, we substantially completed our major divestiture and asset sales program, generating a total value of more than $750 million, which exceeded our original targets,” Suwyn said.  “With our financial position markedly improved, we have restored the dividend and believe that our credit agency ratings should improve. These accomplishments have put us in an excellent position for the future. We believe we have well defined strategies for each of our businesses, the necessary focus to execute those strategies and the financial resources to do so.”

At 11:00 a.m. EDT (8:00 a.m. PDT) today, LP will host a webcast on its fourth quarter 2003 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Net sales	$733.8	$360.3	$2,300.2	$1,600.1

Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affiliates	$308.8	$(30.9)	$528.2	$9.4

Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affiliates excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net	$225.9	$(21.9)	$412.2	$(22.4)

Income (loss) from continuing operations before cumulative effect of change in accounting principle	$171.2	$(28.2)	$292.0	$(2.9)

Net income (loss)	$171.7	$(42.6)	$280.5	$(62.0)

Net income (loss) per share - basic	$1.61	$(0.41)	$2.66	$(0.59)
- diluted	$1.60	$(0.41)	$2.63	$(0.59)
Average shares outstanding (in millions)
Basic	106.0	104.6	105.5	104.6
Diluted	107.6	104.6	106.5	104.6

Calculation of income from continuing operations before taxes, minority interest and equity in earnings of unconsolidated affiliate, excluding gain or loss on sale or impairment of long-lived assets and other operating credits and charges, net:

Income before taxes, minority interest, and equity in earnings of unconsolidated affiliates	$308.8	$(30.9)	$528.2	$9.4

(Gain) loss on sale or impairment of long-lived assets	(54.0)	(18.3)	(118.2)	(61.3)
Other operating credits and charges, net	(28.9)	27.3	2.2	29.5

Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affiliates excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net	$225.9	$(21.9)	$412.2	$(22.4)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

		Quarter Ended December 31,		Year Ended December 30,
		2003	2002	2003	2002

	Net Sales	$733.8	$360.3	$2,300.2	$1,600.1

	OPERATING COSTS AND EXPENSES
	Cost of sales	414.0	302.4	1,530.7	1,283.5
	Depreciation, amortization and cost of timber harvested	36.2	32.8	135.0	138.9
	Selling and administrative	48.2	30.5	167.2	133.9
	(Gain) loss on sale or impairment of long lived assets	(54.0)	(18.3)	(118.2)	(61.3)
	Other operating credits and charges, net	(28.9)	27.3	2.2	29.5
	Total operating costs and expenses	415.5	374.7	1,716.9	1,524.5

	Income (loss) from operations	318.3	(14.4)	583.3	75.6

	NON-OPERATING INCOME (EXPENSE)
	Foreign currency exchange gain (loss)	1.8	(1.6)	1.0	(3.2)
	Gain (loss) on early extinguishment of debt	—	—	(1.5)	—
	Interest expense	(21.3)	(23.7)	(88.5)	(95.8)
	Interest income	10.0	8.8	33.9	32.8
	Total non-operating income (expense)	(9.5)	(16.5)	(55.1)	(66.2)

	Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affliates	308.8	(30.9)	528.2	9.4
	Provision (benefit) for income taxes	139.2	(2.2)	238.1	16.0

	Equity in (income) loss of unconsolidated affliates	(1.6)	(0.5)	(1.9)	(2.8)
	Minority interest in net income (loss) of consolidated subsidiary	—	—	—	(0.9)

	Income (loss) from continuing operations before cumulative effect of change in accounting principle	171.2	(28.2)	292.0	(2.9)

	DISCONTINUED OPERATIONS
	Income (loss) from discontinued operations	0.7	(24.1)	(18.9)	(90.3)
	Provision (benefit) for income taxes	0.2	(9.7)	(7.3)	(35.0)
	Income (loss) from discontinued operations	0.5	(14.4)	(11.6)	(55.3)

	Income (loss) before cumulative effect of change in accounting principle	171.7	(42.6)	280.4	(58.2)

	Cumulative effect of change in accounting principle		—	0.1	(3.8)

	Net income (loss)	$171.7	$(42.6)	$280.5	$(62.0)

	Net income (loss) per share of common stock:
	Income (loss) from continuing operations	$1.61	$(0.27)	$2.77	$(0.03)
	Income (loss) from discontinued operations	—	(0.14)	(0.11)	(0.53)
	Cumulative effect of change in accounting principle	—	—	—	(0.03)
	Net Income (Loss) Per Share - Basic	$1.61	$(0.41)	$2.66	$(0.59)

	Net income (loss) per share of common stock:
	Income (loss) from continuing operations	$1.60	$(0.27)	$2.74	$(0.03)
	Income (loss) from discontinued operations	—	(0.14)	(0.11)	(0.53)
	Cumulative effect of change in accounting principle	—	—	—	(0.03)
	Net Income (Loss) Per Share - Diluted	$1.60	$(0.41)	$2.63	$(0.59)

Average shares of common stock outstanding (in millions)	- Basic	106.0	104.6	105.5	104.6
	- Diluted	107.6	104.6	106.5	104.6

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	December 31, 2003	December 31, 2002
ASSETS
Cash and cash equivalents	$925.9	$137.3
Receivables, net	136.1	99.3
Inventories	183.0	163.5
Prepaid expenses	11.1	11.3
Deferred income taxes	46.7	38.6
Current assets of discontinued operations	17.4	41.3
Total current assets	1,320.2	491.3

Timber and timberlands
Forest licenses	92.5	97.3
Deposits and other	11.5	15.1
Timber and timberlands held for sale	—	377.5
Total timber and timberlands	104.0	489.9

Property, plant and equipment	1,793.0	1,776.9
Accumulated depreciation	(990.7)	(928.6)
Net property, plant and equipment	802.3	848.3
Goodwill	276.7	276.7
Other intangible assets	26.6	29.9
Notes receivable from asset sales	403.9	403.9
Assets transferred under contractual arrangement	—	29.1
Restricted cash	110.7	46.8
Other assets	121.1	63.9
Long-term assets of discontinued operations	33.9	100.2
Total assets	$3,199.4	$2,780.0

LIABILITIES AND EQUITY
Current portion of long-term debt	$8.3	$35.3
Accounts payable and accrued liabilities	251.3	211.1
Current portion of contingency reserves	30.0	20.0
Total current liabilities	289.6	266.4

Long-term debt, excluding current portion:
Limited recourse notes payable	396.5	396.5
Other long-term debt	624.2	680.5
Total long-term debt, excluding current portion	1,020.7	1,077.0

Contingency reserves, excluding current portion	55.6	106.1
Liabilities transferred under contractual arrangement	—	15.3
Deferred income taxes	407.7	216.1
Other long-term liabilities and pension obligations	106.9	92.9

Commitments and contingencies

Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	442.3	447.0
Retained earnings	1,026.1	745.6
Treasury stock	(195.2)	(230.2)
Accumulated comprehensive loss	(71.2)	(73.1)
Total stockholders’ equity	1,318.9	1,006.2
Total liabilities and equity	$3,199.4	$2,780.0

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Year Ended December 31,
	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$280.5	$(62.0)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	141.3	157.6
(Gain) loss on sale or impairment on long-lived assets	(98.7)	(10.7)
Other operating charges and credits	6.6	3.6
Exchange loss on remeasurement	6.9	1.0
Increase in Contingency reserves	17.0	27.2
Cash settlement of contingencies	(52.4)	(52.3)
Cumulative effect of change in accounting principle	(0.1)	6.3
Other adjustments	(15.9)	13.9
Increase in certain working capital components and deferred taxes	224.0	3.9
Net cash provided by operating activities	509.4	88.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(83.6)	(40.6)
Proceeds from timber & timberland sales, net	81.5	102.1
Proceeds from asset sales	44.0	45.8
(Increase) decrease in restricted cash from asset sales	37.1	(37.1)
Return of capital from unconsolidated subsidiary	365.8	—
Acquisition	—	(3.3)
Other investing activities, net	(1.8)	4.8
Net cash provided by investing activities	443.0	71.7

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments under revolving credit facilities	(32.0)	(40.0)
Long term borrowings	0.4	17.1
Repayment of long-term debt	(53.0)	(49.7)
Sale of common stock under equity plans	19.2	—
Increase in restricted cash under LOCs	(102.9)	—
Other financing activities, net	2.9	(11.9)
Net cash used in financing activities	(165.4)	(84.5)

EFFECT OF EXCHANGE RATE ON CASH:	1.6	—

Net increase in cash and cash equivalents	788.6	75.7
Cash and cash equivalents at beginning of period	137.3	61.6

Cash and cash equivalents at end of period	$925.9	$137.3

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Net sales:
OSB	$491.6	$170.7	$1,318.2	$727.3
Composite Wood Products	112.0	77.2	423.2	355.3
Plastic Building Products	40.0	31.2	196.5	152.0
Engineered Wood Products	82.6	60.1	302.2	263.0
Pulp	—	—	—	1.3
Other	17.3	28.6	93.6	152.3
Less: Intersegment sales	(9.7)	(7.5)	(33.5)	(51.1)
	$733.8	$360.3	$2,300.2	$1,600.1

Operating profit (loss):
OSB	$254.3	$5.0	$502.9	$61.1
Composite Wood Products	17.8	7.1	61.3	45.1
Plastic Building Products	(0.5)	(0.4)	12.7	5.0
Engineered Wood Products	1.1	(1.7)	(2.7)	5.2
Pulp	(0.1)	0.2	(0.1)	(2.0)
Other	(4.6)	0.9	(3.8)	7.6
Other operating credits and charges, net	28.9	(27.3)	(2.2)	(29.5)
Gain (loss) on sale or impairment of long-lived assets	54.0	18.3	118.2	61.3
General corporate and other expenses, net	(30.8)	(18.1)	(102.0)	(81.4)
Gain (loss) on early extinguishment of debt	—	—	(1.5)	—
Interest income (expense), net	(11.3)	(14.9)	(54.6)	(63.0)
Income (loss) before taxes, minority interest and equity in earnings of unconsolidated affliates	$308.8	$(30.9)	$528.2	$9.4

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               On May 8, 2002, LP announced that its board of directors had approved a plan to sell selected businesses and assets in order to significantly reduce LP’s current debt. As revised in May 2003, the plan involves divesting LP’s plywood, industrial panels, timber and timberlands, wholesale and distribution businesses and certain lumber mills. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, LP is required to account for the businesses sold or anticipated to be sold within one year as discontinued operations. Additionally, as a result of the planned divestitures, LP was required to modify its segment reporting under SFAS No. 131, “Disclosures about Segments of Enterprise and Related Information”.  This plan was substantially completed as of December 31, 2003.

3.               Other Operating Charges and Credits, Net:

The major components of  “Other operating charges and credits, net” in the Condensed Consolidated Statements Of Income for the quarter and year ended December 31 are reflected in the table below and are described in the paragraphs following the tables:

	2003		2002
Quarter Ended December 31,	Pre-tax	After tax	Pre-tax	After tax
Additions to product related contingency reserves	$—	$—	$(27.2)	$(16.7)
Additions to environmental contingency reserves	—	—	(1.6)	(1.0)
Insurance recoveries	29.3	18.0	—	—
Gain on energy contract	0.7	0.4	—	—
Gain on substantial liquidation of an investment	—	—	3.1	1.9
Severance charges	(1.1)	(0.7)	—	—
Other	—	—	(1.6)	(1.0)
	$28.9	$17.7	$(27.3)	$(16.8)

	2003		2002
Year Ended December 31,	Pre-tax	After tax	Pre-tax	After tax
Insurance recoveries	$29.3	$18.0	$1.9	$1.2
Additions to product related contingency reserves	(6.7)	(4.1)	(27.2)	(16.7)
Additions to environmental contingency reserves	(2.7)	(1.7)	(1.6)	(1.0)
Additions to legal contingency reserves	—	—	(2.0)	(1.2)
Loss on energy contract	(4.4)	(2.7)	—	—
Gain on substantial liquidation of an investment	—	—	3.1	1.9
Loss related to assets and liabilities transferred under contractual arrangement	(16.0)	(9.8)	—	—
Severance charges	(1.7)	(1.0)	(2.1)	(1.3)
Other	—	—	(1.6)	(1.0)
	$(2.2)	$(1.3)	$(29.5)	$(18.1)

In the first quarter of 2002, LP recorded a net gain of $1.9 million ($1.2 million after taxes, or $0.01 per diluted share) from business interruption insurance recoveries related to incidents at facilities that occurred in past years

In the second quarter of 2002, LP recorded a loss of  $1.5 million ($0.9 million after tax, or $.01 per diluted share) on severance accrued as part of the divestiture plan.

In the third quarter of 2002, LP recorded a loss of  $0.6 million ($0.4 million after taxes, or $.00 per diluted share) on severance recorded as part of the divesture plan and a loss of $2.0 million ($1.2 million after taxes, or $.01 per diluted share) due to increase in litigation reserves.

In the fourth quarter of 2002, LP recorded an increase of $27.2 million ($16.7 million after taxes, or $0.16 per diluted share) in contingency reserves associated with an existing hardboard siding class action suit; an increase of $1.6 million ($1.0 million after taxes, or $0.01 per diluted share) in contingency reserves associated with environmental matters; a loss of $1.6 million ($1.0 million after taxes, or $0.01 per diluted share) associated with a sublease on LP’s corporate headquarters and a gain of $3.1 million ($1.9 million after taxes, or $0.02 per diluted share)  due to substantial liquidation of LP investment in a Chetwynd, British Columbia pulp mill.

In the second quarter of 2003, LP recorded a loss of $16.0 million ($9.8 million after taxes, or $0.09 per diluted share) related to assets and liabilities transferred under contractual arrangement due to the increase in a valuation allowance associated with notes receivable from Samoa Pacific; a loss of $6.7 million ($4.1 million after taxes, or $0.04 per diluted share) from increases in product related contingency reserves associated with the National OSB class action settlement and a loss of $2.7 million ($1.7 million after taxes, or $0.01 per diluted share) associated with environmental reserves at our Ketchikan Pulp Company operations.

In the third quarter of 2003, LP recorded a loss of $5.0 million ($3.1 million after taxes, or $0.03 per diluted share) related to an energy contract associated with Samoa Pacific and a loss of  $0.7 million ($0.4 million after taxes, or $.00 per diluted share) on severance recorded as part of the divesture plan.

In the fourth quarter of 2003, LP recorded a gain of $29.3 million ($18.0 million after taxes, or $0.17 per share) related to insurance recoveries for environmental costs incurred in prior years; a gain of  $0.7 million ($0.4 million after taxes, or $0.00 per diluted share) related to an energy contract associated with Samoa Pacific and a loss of  $1.1 million ($0.7 million after taxes, or $.01 per diluted share) on severance recorded as part of the divesture and corporate relocation plans.

4.               Gain (Loss) on Sale or Impairment of Long-Lived Assets:

The major components of  “Gain (loss) on sale or impairment of long-lived assets” in the Condensed Consolidated Statements Of Income for the quarter and year ended December 31 are reflected in the tables below and are described in the paragraphs following the tables:

	2003		2002
Quarter Ended December 31,	Pre-tax	After tax	Pre-tax	After tax
Gain on sales of timber	$54.7	$33.5	$16.2	$9.9
Gain on other long-lived assets	0.9	0.6	2.1	1.3
Impairment charges on fixed assets	(1.6)	(1.0)	—	—
	$54.0	$33.1	$18.3	$11.2

	2003		2002
Year Ended December 31,	Pre-tax	After tax	Pre-tax	After tax
Gain on sales of timber	$117.9	$72.3	$73.8	$45.2
Gain on other long-lived assets	1.9	1.2	5.7	3.5
Impairment charges on fixed assets	(1.6)	(1.0)	(18.2)	(11.2)
	$118.2	$72.4	$61.3	$37.6

In the first quarter of 2002, LP recorded a loss of $1.6 million ($1.0 million after taxes, or $0.01 per diluted share) associated with impairment charges on assets held.

In the second quarter of 2002, LP recorded a loss of $1.3 million ($0.8 million after taxes, or $0.01 per diluted share) associated with impairment charges on assets held and a gain of $7.1 million ($4.3 million after taxes, or $0.04 per share) on the sale of certain assets.

In the third quarter of 2002, LP recorded a loss of $18.3 million ($11.2 million, or $0.11 per diluted share) associated with an impairment charge of $16.7 million of the purchase price of Forex allocated to a timber license associated with an OSB project in Quebec that LP announced cancellation of in September of 2002 as well as other associated assets; a gain of $57.6 million ($35.3 million, or $0.34 per diluted share) on the sale of various timberlands and a loss of $0.5 million on the sales of other assets.

In the fourth quarter of 2002, LP recorded a gain of $16.2 million ($9.9 million after taxes, or $.09 per diluted share) on the sales of various timberlands and a gain of $2.1 million ($1.3 million after taxes or $.01 per diluted share) on the sale of other assets.

In the first quarter of 2003, LP recorded a gain of $12.5 million ($7.7 million after taxes, or $0.07 per diluted share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan.

In the second quarter of 2003, LP recorded a gain of $29.3 million ($18.0 million after taxes, or $0.17 per diluted share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan and a loss of $0.1 million ($0.1 million after taxes, or $0.01 per diluted share) associated with the sale of certain other assets.

In the third quarter of 2003, LP recorded a gain of $22.1 million  ($13.5 million after taxes, or $0.13 per diluted share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan and a gain of $0.4 million ($0.2 million after taxes, or $0.00 per diluted share) associated with the sale of certain other assets.

In the fourth quarter of 2003, LP recorded a gain of $54.7 million  ($33.5 million after taxes, or $0.32 per diluted share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan; a loss of $1.6 million ($1.0 million after taxes, or $0.01 per diluted share) associated with impairment charges on certain assets and a gain of $0.9 million ($0.6 million after taxes, or $0.01 per diluted share) associated with the sale of certain other assets.

5.               Cumulative Effect of Change in Accounting Principles:

LP adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations,” as of January 1, 2003. This statement addresses the retirement of long-lived assets and the associated retirement costs. Under this statement, we will record both an initial asset and a liability for the present value of estimated costs of legal obligations associated with the retirement of long-lived assets. These initial assets will be depreciated over the expected useful life of the asset. Upon adoption of this statement, we changed our accounting for landfill closures, reforestation obligations associated with certain timber licenses in Canada and other assets. Implementation of this standard resulted in income of $0.2 million (or $0.1 million after taxes) recorded as a  “cumulative effect of change in accounting principle” as of January 1, 2003.

LP adopted Statement of Financial Accounting Standards No. 142, “Goodwill and other Intangible Assets,” as of January 1, 2002. As of January 1, 2002, LP discontinued amortization of goodwill. LP has determined that $6.3 million of goodwill recorded in the Engineered Wood Products business was impaired as of January 1, 2002 and this amount is recorded net of income tax effects as a “cumulative effect of change in accounting principle” as of January 1, 2002.

LOUISIANA-PACIFIC CORPORATION

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Oriented strand board, million square feet 3/8” basis	1,485	1,208	5,525	5,123

Wood-based siding, million square feet 3/8” basis	209	194	807	786

Engineered I-Joist, million lineal feet	25	19	91	84

Laminated veneer lumber (LVL), thousand cubic feet	2,720	1,985	10,069	8,394

Composite Decking, thousand lineal feet	8,732	6,882	32,119	21,991

Vinyl Siding, squares	731	506	2,792	2,419